As filed with the Securities and Exchange Commission on October 19, 2015

Registration No. 33-65278

Registration No. 33-65276

Registration No. 33-88998

Registration No. 333-19785

Registration No. 333-33725

Registration No. 333-49905

Registration No. 333-66689

Registration No. 333-66687

Registration No. 333-66691

Registration No. 333-77361

Registration No. 333-91303

Registration No. 333-40570

Registration No. 333-56694

Registration No. 333-66014

Registration No. 333-74948

Registration No. 333-76368

Registration No. 333-81158

Registration No. 333-97095

Registration No. 333-102521

Registration No. 333-108281

Registration No. 333-125401

Registration No. 333-143821

Registration No. 333-163219

Registration No. 333-185500

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 33-65278

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 33-65276

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 33-88998

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-19785

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-33725

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-49905

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-66689

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-66687

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-66691

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-77361

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-91303

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-40570

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-56694

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-66014

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-74948

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-76368

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-81158

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-97095

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-102521

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-108281

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-125401

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-143821

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-163219

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-185500

UNDER THE SECURITIES ACT OF 1933

Cyberonics, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	76-0236465 (IRS Employer Identification No.)

100 Cyberonics Blvd.

Houston, TX 77058

(281) 228-7200

(Address, including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive
Offices)

1988 Incentive Stock Plan

1991 Employee Stock Purchase Plan

Cyberonics, Inc. 1991 Employee Stock Purchase Plan

Amended 1991 Employee Stock Purchase Plan

Cyberonics, Inc. 1996 Stock Option Plan

Cyberonics, Inc. 1996 Stock Plan

1998 Stock Option Plan

Amended 1996 Stock Option Plan

Amended and Restated 1996 Stock Option Plan

Cyberonics, Inc. Amended and Restated 1996 Stock Option Plan

Stand-Alone Stock Option Agreement for Richard P. Kuntz

Stand-Alone Stock Option Agreement for Leonard G. Milkie

Cyberonics, Inc. Amended and Restated 1997 Stock Plan

Stand-Alone Stock Option Agreement for Alan D. Totah

Stand-Alone Stock Option Agreement for Michael Cheney

Stand-Alone Stock Option Agreement for Richard Rudolph

Cyberonics, Inc. New Employee Equity Inducement Plan

Cyberonics, Inc. 2005 Stock Plan

Cyberonics, Inc. Amended and Restated New Employee Equity Inducement Plan

Cyberonics, Inc. 2009 Stock Plan

(Full Title of the Plan)

David S. Wise

Senior Vice President

Cyberonics, Inc.

100 Cyberonics Blvd.

Houston, TX 77058

(281) 228-7200

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company:

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF UNSOLD SECURITIES

These post-effective amendments (collectively, the “Post-Effective Amendments”) relate to the following Registration Statements on Form S-8 (each, a “Registration Statement” and, collectively, the “Registration Statements”) filed by Cyberonics, Inc., a Delaware corporation (“Cyberonics”), with the United States Securities and Exchange Commission (the “SEC”):

•                  Registration Statement on Form S-8 (No. 33-65278), filed with the SEC on June 30, 1993, which registered the offering of an aggregate of 1,430,215 shares of common stock, $0.01 par value (the “Shares”).

•                  Registration Statement on Form S-8 (No. 33-65276), filed with the SEC on June 30, 1993, which registered the offering of an aggregate of 100,000 Shares.

•                  Registration Statement on Form S-8 (No. 33-88998), filed with the SEC on August 14, 2007, which registered the offering of an aggregate of 500,000 Shares.

•                  Registration Statement on Form S-8 (No. 333-19785), filed with the SEC on January 15, 1997, which registered the offering of an aggregate of 1,000,000 Shares.

•                  Registration Statement on Form S-8 (No. 333-33725), filed with the SEC on August 15, 1997, which registered the offering of an aggregate of 1,000,000 Shares.

•                  Registration Statement on Form S-8 (No. 333-49905), filed with the SEC on April 10, 1998, which registered the offering of an aggregate of 1,000,000 Shares.

•                  Registration Statement on Form S-8 (No. 333-66689), filed with the SEC on November 3, 1998, which registered the offering of an aggregate of 100,000 Shares.

•                  Registration Statement on Form S-8 (No. 333-66687), filed with the SEC on November 3, 1998, which registered the offering of an aggregate of 750,000 Shares.

•                  Registration Statement on Form S-8 (No. 333-66691), filed with the SEC on November 3, 1998, which registered the offering of an aggregate of 300,000 Shares.

•                  Registration Statement on Form S-8 (No. 333-77361), filed with the SEC on April 29, 1999, which registered the offering of an aggregate of 500,000 Shares.

•                  Registration Statement on Form S-8 (No. 333-91303), filed with the SEC on November 19, 1999, which registered the offering of an aggregate of 500,000 Shares.

•                  Registration Statement on Form S-8 (No. 333-40570), filed with the SEC on June 30, 2000, which registered the offering of an aggregate of 1,100,000 Shares.

•                  Registration Statement on Form S-8 (No. 333-56694), filed with the SEC on March 8, 2001, which registered the offering of an aggregate of 1,000,000 Shares.

•                  Registration Statement on Form S-8 (No. 333-66014), filed with the SEC on July 27, 2001, which registered the offering of an aggregate of 900,000 Shares.

•                  Registration Statement on Form S-8 (No. 333-74948), filed with the SEC on December 12, 2001, which registered the offering of an aggregate of 750,000 Shares.

•                  Registration Statement on Form S-8 (No. 333-76368), filed with the SEC on January 7, 2002, which registered the offering of an aggregate of 300,000 Shares.

•                  Registration Statement on Form S-8 (No. 333-81158), filed with the SEC on January 22, 2002, which registered the offering of an aggregate of 1,000,000 Shares.

•                  Registration Statement on Form S-8 (No. 333-97095), filed with the SEC on July 25, 2012, which registered the offering of an aggregate of 1,000,000 Shares.

•                  Registration Statement on Form S-8 (No. 333-102521), filed with the SEC on January 15, 2003, which registered the offering of an aggregate of 1,000,000 Shares.

•                  Registration Statement on Form S-8 (No. 333-108281), filed with the SEC on August 27, 2003, which registered the offering of an aggregate of 750,000 Shares.

•                  Registration Statement on Form S-8 (No. 333-125401), filed with the SEC on June 1, 2005, which registered the offering of an aggregate of 1,000,000 Shares.

•                  Registration Statement on Form S-8 (No. 333-143821), filed with the SEC on June 18, 2007, which registered the offering of an aggregate of 400,000 Shares.

•                  Registration Statement on Form S-8 (No. 333-163219), filed with the SEC on November 19, 2009, which registered the offering of an aggregate of 2,100,000 Shares.

•                  Registration Statement on Form S-8 (No. 333-185500), filed with the SEC on December 14, 2012, which registered the offering of an aggregate of 2,200,000 Shares.

On October 19, 2015, pursuant to the Transaction Agreement, dated as of March 23, 2015 (the “Transaction Agreement”), by and among Cyberonics, Sorin S.p.A., LivaNova PLC and Cypher Merger Sub, Inc., (a) Sorin merged with and into LivaNova, with LivaNova continuing as the surviving company (the “Sorin Merger”) and (b) following the consummation of the Sorin Merger, Merger Sub merged with and into Cyberonics, with Cyberonics continuing as the surviving company and as a wholly owned subsidiary of LivaNova (the “Cyberonics Merger” and, together with the Sorin Merger, the “Mergers”).

In connection with the Mergers, Cyberonics is terminating all offerings of its securities pursuant to the Registration Statements.  In accordance with the undertakings made by Cyberonics in the Registration Statements, Cyberonics hereby removes from registration the securities registered under the Registration Statements that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Cyberonics, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements described above to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston and State of Texas on October 19, 2015.

CYBERONICS, INC.

By:	/s/ David S. Wise
Name: David S. Wise
Title: Senior Vice President

No other person is required to sign these Post-Effective Amendments to the Registration Statements in reliance on Rule 478 of the Securities Act of 1933, as amended.